                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm  under the captions "Summary
Historical Financial Information" and "Experts" and to the incorporation by reference of our report on the consolidated financial statements of Transamerica Corporation dated January 22, 1999 in the Registration Statement for the registration of the Common Shares, par value fifty cents Dutch Guilder per share on Form F-4 filed by AEGON N.V.

                                                /s/ Ernst & Young LLP

San Francisco, California
June 17, 1999